Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                             4/17/03
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------

       State Bancorp, Inc. Reports First Quarter Earnings Growth of 27.5%
       ------------------------------------------------------------------

New Hyde Park, N.Y., April 17, 2003 - The Board of Directors of State Bancorp, Inc., parent company of State Bank of Long Island, today reported earnings for the quarter ended March 31, 2003. Net income for the quarter was $2.8 million, representing a 27.5% increase over the comparable 2002 period.

          Basic earnings per common share were $0.35 in 2003, an increase of 29.6%, versus $0.27 a year ago. Fully diluted earnings per common share were $0.34 and $0.26, respectively, for the same periods. All per share amounts appearing in the release have been restated to reflect a 5% stock dividend paid on July 12, 2002. The Company's returns on average assets and stockholders' equity were 0.82% and 12.48% in 2003 and 0.84% and 11.26% in 2002, respectively. Pursuant to Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," unrealized gains and losses on securities available for sale must be reported as a separate component of stockholders' equity until realized. Excluding the impact of SFAS No. 115, the Company's returns on average stockholders' equity were 13.31% and 11.14% during 2003 and 2002, respectively.

Earnings Summary for the Quarter Ended March 31, 2003
-----------------------------------------------------
     Earnings for 2003 improved by 27.5% when compared to 2002 due to growth in securities gains and a higher level of net interest income (up 12.8%). Net securities gains totaled $2.0 million (approximately $1.3 million after taxes) during the first quarter of 2003 versus a loss of $34 thousand a year ago. Net interest income increased by $1.5 million to $13.6 million as the result of a 26.3% increase in average interest-earning assets, primarily in taxable investment securities and loans. The expansion of the investment portfolio during 2003 was the result of a 2002 leverage strategy utilizing callable Government Agency securities (up $147 million, on average) coupled with premium (shorter average life) mortgage-backed securities (up $59 million, on average) while reducing exposure to lower-yielding, short-term local municipal paper. Growth in commercial loans and commercial mortgages resulted in a 9.9% increase in average loans outstanding during 2003 versus 2002. Somewhat offsetting the aforementioned increases was a lower level of short-term money market instruments, primarily overnight reverse repurchase agreements. Funding the growth in assets was a 26.7% increase in average deposits, principally low-cost core deposit balances (demand, savings, money fund and Super NOW deposits) which rose by 50.0% in 2003. Total core deposit balances, which are up 90% over the past two years, provide low-cost funding (average cost of 58 basis points in 2003) that has allowed the Company to reduce its dependence on overnight borrowings. The Company's net interest margin, while down from 5.06% a year ago, remained strong at 4.47% during the first quarter of 2003.

     The provision for probable loan losses was $984 thousand in 2003 versus $959 thousand a year ago.

     Noninterest income, excluding the impact of securities transactions, increased by 6.7% to $709 thousand principally the result of improved levels of return item charges and mutual fund sales in 2003.

     Net security gains amounted to $2.0 million in 2003 versus a loss of $34 thousand in 2002. Sales of mortgage-backed securities during the first quarter of 2003, undertaken as a result of the dramatic decline in interest rates, produced these gains. Management will continue to closely monitor the fixed income markets throughout the balance of the year to take advantage of any opportunities that may arise due to further movement in interest rates or other short-term anomalies in the marketplace.

     Total operating expenses rose by 28.6% to $11.5 million during 2003 when compared to last year. The principal reasons for this increase were growth in legal expenses, salaries and benefits costs, occupancy expenses, equipment costs, credit and collection fees and depreciation expense. Legal expenses increased by $1.5 million during 2003, solely the result of the ongoing litigation related to our relationship with Island Mortgage Network, a former deposit customer, and its affiliates ("IMN"), as previously disclosed in the Company's filings with the Securities and Exchange Commission. The Company is defending these lawsuits vigorously, and management believes that it has substantial defenses to the claims that have been asserted. However, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company expects to incur additional costs related to this litigation during 2003 which are not quantifiable at this time. The increase in salaries and benefits costs was largely the result of the opening of two new branches in March and May, 2002. The growth in occupancy expense was due to the expanded branch network and growth in leased space for the Company's support areas. Equipment expenses rose as the result of higher depreciation costs. Other operating expenses also grew from year to year, increasing by 12.0% during 2003 to $1.9 million. This increase is the result of growth in several expense categories, most notably loan collection expenses, telecommunications costs and audit and examination costs. The foregoing expense factors resulted in an operating efficiency ratio of 77.2% in 2003 versus 67.4% in 2002. Excluding costs related to the IMN litigation, the Company's operating efficiency ratio would have been 62.0% in 2003 and 61.7% in 2002.

     Income tax expense rose by $441 thousand in 2003 resulting in an increase in the Company's effective tax rate to 28.4% from 23.3% a year ago.

     Commenting on the 2003 performance, Chairman and CEO Thomas F. Goldrick stated, "We are very encouraged by the strong core deposit growth generated through the Company's branch network, the continued growth of the loan portfolio, and the improved asset quality reported at March 31st. Low-cost core deposits funded 63% of the Company's average interest-earning assets during the first quarter of 2003 versus 53% a year ago; the highest level in the Company's history and a strong indicator of the success of the branch network that has been developed. On a lesser note, expenses related to the IMN litigation increased substantially during the first quarter. While we expect to incur additional legal expenses related to the IMN litigation during the remainder of 2003, we do not expect the first quarter expenses to be necessarily indicative of quarterly expenses for the balance of the year. This increase in expenses resulted in a first quarter efficiency ratio well above our historic average. We are making every effort to reduce this ratio to a level commensurate with our peers and the Company's prior performance. In spite of the litigation-related issues, I remain very confident that the Company is well prepared to weather the current economic downturn and successfully perform in the most competitive banking market in the country."

Allowance for Probable Loan Losses
----------------------------------
     As of March 31, 2003, the Company's allowance for probable loan losses amounted to $10.2 million or 1.66% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.62% at December 31, 2002 and 1.61% at March 31, 2002.

     Net charge-offs for the first quarters of 2003 and 2002 were $804 thousand and $975 thousand, respectively. As a percentage of average total loans outstanding, these charge-off totals represented 0.53% and 0.71% in 2003 and 2002, respectively. Due to the uncertain nature of the current economy, management anticipates further loan charge-offs in 2003.

Nonperforming Assets
--------------------
     Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned, amounted to $6.7 million (1.08% of total loans outstanding) at March 31, 2003, $6.3 million (1.02% of total loans) at December 31, 2002 and

$7.5 million (1.31% of total loans) at March 31, 2002. The decline in nonperforming assets versus the comparable 2002 period resulted from a combination of current year charge-off activity coupled with principal repayments. The Company did not hold any foreclosed real estate at quarter-end 2003 or 2002.

Capital
-------
      Total stockholders' equity was $88.1 million at March 31, 2003, up 16.2% when compared to March 31, 2002. Excluding valuations related to SFAS No. 115, total stockholders' equity grew at a rate of 6.3% from year to year.

      During the fourth quarter of 2002, the Company raised $10 million from its participation in a pooled trust preferred securities offering. The trust preferred securities, which qualify as Tier I capital for regulatory capital purposes, were issued by a newly established subsidiary, State Bancorp Capital Trust I. The securities bear an interest rate tied to three-month LIBOR and are redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first quarter of 2003, the weighted average rate on the trust preferred securities was 4.99%.

     State Bancorp, Inc.'s Tier I leverage ratio was 6.72% and 7.30% at March 31, 2003 and 2002, respectively. This ratio is well in excess of current regulatory guidelines for a well-capitalized institution. The Company's Tier I and Total Risk-Based capital ratios were 11.56% and 12.81%, respectively, at March 31, 2003.

     During the first quarter of 2003, the Company distributed $1.1 million in cash dividends on its common stock, representing a payout ratio of 40.4%.

     The Company's stock repurchase program expended $222 thousand in the first quarter of 2003 to repurchase 12,306 shares at an average cost of $18.06 per share. Since 1998, 796,123 shares of Company stock have been repurchased at an average cost of $15.91 per share. Under the Board of Directors' existing authorization, an additional 203,877 shares may be repurchased from time to time as conditions warrant.


Corporate Information
---------------------
     State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

     Ranking among the highest performing bank holding companies in New York State, State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.
---------------------

     State Bancorp, Inc.'s common stock trades under the symbol STB on the American Stock Exchange. Effective July 1, 2002, the Company was added to the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.


Forward-Looking Statements and Risk Factors
-------------------------------------------
     This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/relations. The Company undertakes no obligation to publish
-------------------------------
revised events or circumstances after the date hereof.



Financial Highlights Follow

------------------------------------------------------------------------------------------------------------------------
STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------

                                                                                  --------------------------------------
                                                                                              THREE MONTHS
                                                                                  --------------------------------------

                                                                                  -----------------   ------------------
                                                                                        2003                2002
-------------------------------------------------------------------------         -----------------   ------------------
INTEREST INCOME:
-------------------------------------------------------------------------

LOANS                                                                                  $10,936,220          $10,590,277
FEDERAL FUNDS SOLD AND SECURITIES
 PURCHASED UNDER AGREEMENTS TO RESELL                                                      185,234              321,255
SECURITIES HELD TO MATURITY AND
 SECURITIES AVAILABLE FOR SALE:
   STATES AND POLITICAL SUBDIVISIONS                                                       881,645              797,414
   MORTGAGE-BACKED SECURITIES                                                            2,410,768            2,738,956
   GOVERNMENT AGENCY SECURITIES                                                          2,262,599              904,843
   OTHER                                                                                   344,436              140,674
                                                                                  -----------------   ------------------
TOTAL INTEREST INCOME                                                                   17,020,902           15,493,419
                                                                                  -----------------   ------------------
-------------------------------------------------------------------------
INTEREST EXPENSE:
-------------------------------------------------------------------------

TIME CERTIFICATES OF DEPOSIT OF $100,000 OR MORE                                           871,731            1,424,385
OTHER DEPOSITS AND TEMPORARY BORROWINGS                                                  2,390,781            1,994,024
GUARANTEED PREFERRED BENEFICIAL INTEREST
 IN SUBORDINATED DEBT                                                                       141,633                    -
                                                                                  -----------------   ------------------
TOTAL INTEREST EXPENSE                                                                   3,404,145            3,418,409
                                                                                  -----------------   ------------------

NET INTEREST INCOME                                                                     13,616,757           12,075,010
PROVISION FOR PROBABLE LOAN LOSSES                                                         983,751              959,000
                                                                                  -----------------   ------------------

NET INTEREST INCOME AFTER PROVISION
 FOR PROBABLE LOAN LOSSES                                                               12,633,006           11,116,010
                                                                                  -----------------   ------------------

-------------------------------------------------------------------------
OTHER INCOME:
-------------------------------------------------------------------------

SERVICE CHARGES ON DEPOSIT ACCOUNTS                                                        390,926              381,389
NET SECURITY GAINS (LOSSES)                                                              1,996,078              (33,545)
OTHER OPERATING INCOME                                                                     318,461              283,538
                                                                                  -----------------   ------------------
TOTAL OTHER INCOME                                                                       2,705,465              631,382

                                                                                  -----------------   ------------------
INCOME BEFORE OPERATING EXPENSES                                                        15,338,471           11,747,392
                                                                                  -----------------   ------------------

-------------------------------------------------------------------------
OPERATING EXPENSES:
-------------------------------------------------------------------------

SALARIES  AND  OTHER  EMPLOYEE  BENEFITS                                                 5,560,010            4,924,486
OCCUPANCY                                                                                  932,682              752,319
EQUIPMENT                                                                                  388,527              328,268
LEGAL                                                                                    2,332,900              815,234
MARKETING AND ADVERTISING                                                                  331,355              379,763
OTHER  OPERATING  EXPENSES                                                               1,911,550            1,706,661
                                                                                  -----------------   ------------------
TOTAL OPERATING EXPENSES                                                                11,457,024            8,906,731
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                               3,881,447            2,840,661
PROVISION FOR INCOME TAXES                                                               1,103,567              662,271

-------------------------------------------------------------------------         -----------------   ------------------
NET INCOME                                                                              $2,777,880           $2,178,390
-------------------------------------------------------------------------         =================   ==================

-------------------------------------------------------------------------------------------
STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2003 AND 2002 (UNAUDITED)
-------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
ASSETS:                                                                                      2003                      2002
-----------------------------------------------------------------------------          ------------------        ------------------

CASH AND DUE FROM BANKS                                                                      $42,419,266               $31,260,356
FEDERAL FUNDS SOLD                                                                            10,000,000                         -
                                                                                       ------------------        ------------------
TOTAL CASH AND CASH EQUIVALENTS                                                               52,419,266                31,260,356

SECURITIES HELD TO MATURITY (ESTIMATED FAIR VALUE -
    $82,412 IN 2003 AND $150,455 IN 2002)                                                         79,400                   144,800
SECURITIES AVAILABLE FOR SALE  - AT ESTIMATED FAIR VALUE                                     689,396,411               488,098,761
                                                                                       ------------------        ------------------
TOTAL SECURITIES                                                                             689,475,811               488,243,561

LOANS (NET OF ALLOWANCE FOR PROBABLE LOAN LOSSES
  OF $10,225,428 IN 2003 AND $9,239,411 IN 2002)                                             606,781,976               563,538,778
BANK PREMISES AND EQUIPMENT - NET                                                              7,731,038                 6,973,168
NET RECEIVABLE - SECURITIES SALES                                                              7,225,041                         -
OTHER ASSETS                                                                                  16,257,819                20,531,570

                                                                                       ------------------        ------------------
-----------------------------------------------------------------------------
TOTAL ASSETS                                                                              $1,379,890,951            $1,110,547,433
-----------------------------------------------------------------------------          ==================        ==================


-----------------------------------------------------------------------------
LIABILITIES:
-----------------------------------------------------------------------------
DEPOSITS:
  DEMAND                                                                                    $237,148,673              $177,429,090
  SAVINGS                                                                                    599,197,053               300,473,307
  TIME                                                                                       314,659,278               363,379,442
                                                                                       ------------------        ------------------
TOTAL DEPOSITS                                                                             1,151,005,004               841,281,839

FEDERAL FUNDS PURCHASED                                                                       10,000,000                         -
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE                                                22,410,000               158,365,250
OTHER BORROWINGS                                                                              52,049,725                30,704,393
NET PAYABLE - SECURITIES PURCHASES                                                            38,925,353                         -
ACCRUED EXPENSES, TAXES AND OTHER LIABILITIES                                                  7,404,819                 4,374,714

                                                                                       ------------------        ------------------
-----------------------------------------------------------------------------
TOTAL LIABILITIES                                                                          1,281,794,901             1,034,726,196
-----------------------------------------------------------------------------          ------------------        ------------------

GUARANTEED PREFERRED BENEFICIAL INTEREST
  IN SUBORDINATED DEBT                                                                          10,000,000                         -

COMMITMENTS AND CONTINGENT LIABILITIES

-----------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
-----------------------------------------------------------------------------
PREFERRED STOCK, $.01 PAR VALUE, AUTHORIZED
  250,000 SHARES                                                                                       -                         -
COMMON STOCK, $5.00 PAR VALUE, AUTHORIZED
  20,000,000 SHARES; ISSUED 8,822,121 SHARES IN 2003
  AND 8,678,965 SHARES IN 2002; OUTSTANDING 8,025,998
  SHARES IN 2003 AND 8,123,224 SHARES IN 2002                                                 44,110,605                41,328,405
SURPLUS                                                                                       46,243,110                39,479,789
RETAINED EARNINGS                                                                              7,074,576                 6,684,184
TREASURY STOCK (796,123 SHARES IN 2003
  AND 511,384 SHARES IN 2002)                                                                (12,666,401)               (7,643,487)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAXES                                                                                 3,351,792                (3,887,523)
UNEARNED COMPENSATION                                                                            (17,632)                 (140,131)

                                                                                       ------------------        ------------------
-----------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                    88,096,050                75,821,237
-----------------------------------------------------------------------------          ------------------        ------------------

-----------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $1,379,890,951            $1,110,547,433
-----------------------------------------------------------------------------          ==================        ==================

----------------------------------------------------------------------------------------------------------------------
STATE BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
(In thousands, except share and per share data)
----------------------------------------------------------------------------------------------------------------------


                                                                                                ------------------------------------
                                                                                                          THREE MONTHS
                                                                                                ------------------------------------

                                                                                                ---------------   ------------------
                                                                                                     2003               2002
                                                                                                ---------------   ------------------

---------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES:
---------------------------------------------------------------------------------------


TOTAL ASSETS                                                                                      $ 1,382,118          $ 1,054,460
LOANS - NET OF UNEARNED INCOME                                                                        615,773              560,308
INVESTMENT SECURITIES                                                                                 603,833              370,643
DEPOSITS                                                                                            1,181,737              933,060
STOCKHOLDERS' EQUITY                                                                                   90,251               78,474



---------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------


RETURN ON AVERAGE ASSETS                                                                                 0.82 %               0.84 %
RETURN ON AVERAGE STOCKHOLDERS' EQUITY                                                                  12.48                11.26
NET INTEREST MARGIN (FTE)                                                                                4.47                 5.06
OPERATING EFFICIENCY RATIO                                                                              77.18                67.38
TIER  I  LEVERAGE RATIO                                                                                  6.72                 7.30


---------------------------------------------------------------------------------------
ASSET QUALITY SUMMARY:
---------------------------------------------------------------------------------------


NONACCRUAL LOANS                                                                                      $ 6,668              $ 7,507
OTHER REAL ESTATE OWNED                                                                                     -                    -
                                                                                               ---------------   ------------------
TOTAL NONPERFORMING ASSETS                                                                            $ 6,668              $ 7,507
                                                                                               ===============   ==================


NONACCRUAL LOANS/TOTAL LOANS                                                                             1.08 %               1.31 %
ALLOWANCE FOR PROBABLE LOAN LOSSES/NONACCRUAL LOANS                                                    153.35 %             123.08 %
ALLOWANCE FOR PROBABLE LOAN LOSSES/TOTAL LOANS                                                           1.66 %               1.61 %
NET CHARGE-OFFS                                                                                         $ 804                $ 975
NET CHARGE-OFFS (ANNUALIZED)/AVERAGE LOANS                                                               0.53 %               0.71 %


---------------------------------------------------------------------------------------
COMMON SHARE DATA:
---------------------------------------------------------------------------------------

AVERAGE COMMON SHARES OUTSTANDING *                                                                 8,008,640            8,127,034
PERIOD-END COMMON SHARES OUTSTANDING *                                                              8,025,998            8,123,224
BASIC EARNINGS PER COMMON SHARE *                                                                      $ 0.35               $ 0.27
DILUTED EARNINGS PER COMMON SHARE *                                                                    $ 0.34               $ 0.26
BOOK VALUE PER SHARE (INCL. SFAS 115) *                                                               $ 10.98               $ 9.33
BOOK VALUE PER SHARE (EXCL. SFAS 115) *                                                               $ 10.56               $ 9.81
CASH DIVIDENDS PER SHARE*                                                                              $ 0.14               $ 0.13
DIVIDEND PAYOUT RATIO                                                                                    40.4 %               49.7 %


* Prior period data has been restated to give retroactive effect to a 5% stock dividend paid on July 12, 2002.